Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
Third Quarter 2015

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information	2

Consolidated Statements of Income	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	4

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI	6

Non-Interest Income, Mortgage Income and Wealth Management Income	7

Non-Interest Expense	8

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, and Return Ratios	9

Statement of Discontinued Operations	10

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	11
Non-Accrual Loans (excludes loans held for sale), Criticized and Classified Loans - Commercial and Investor Real Estate, and Home Equity Lines of Credit - Future Principal Payment Resets	12
Early and Late Stage Delinquencies	13
Troubled Debt Restructurings	14

Consolidated Balance Sheets	15

Loans	16

Deposits	17

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital	18

Forward Looking Statements	19

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Earnings Summary
Interest income - taxable equivalent	$920	$902	$903	$911	$913
Interest expense - taxable equivalent	65	63	71	74	76
Net interest income - taxable equivalent	855	839	832	837	837
Less: Taxable-equivalent adjustment	19	19	17	17	16
Net interest income	836	820	815	820	821
Provision for loan losses	60	63	49	8	24
Net interest income after provision for loan losses	776	757	766	812	797
Non-interest income	497	590	470	474	497
Non-interest expense	895	934	905	969	826
Income from continuing operations before income taxes	378	413	331	317	468
Income tax expense	116	124	95	98	151
Income from continuing operations	262	289	236	219	317
Income (loss) from discontinued operations before income taxes	(6)	(6)	(4)	(5)	5
Income tax expense (benefit)	(2)	(2)	(2)	(2)	2
Income (loss) from discontinued operations, net of tax	(4)	(4)	(2)	(3)	3
Net income	$258	$285	$234	$216	$320
Income from continuing operations available to common shareholders	$246	$273	$220	$203	$297
Net income available to common shareholders	$242	$269	$218	$200	$300

Earnings per common share from continuing operations - basic	$0.19	$0.20	$0.16	$0.15	$0.22
Earnings per common share from continuing operations - diluted	0.19	0.20	0.16	0.15	0.21
Earnings per common share - basic	0.18	0.20	0.16	0.15	0.22
Earnings per common share - diluted	0.18	0.20	0.16	0.15	0.22

Balance Sheet Summary
At quarter-end—Consolidated
Loans, net of unearned income	$81,063	$80,149	$78,243	$77,307	$76,607
Allowance for loan losses	(1,115)	(1,115)	(1,098)	(1,103)	(1,178)
Assets	124,789	121,855	122,447	119,563	119,105
Deposits	97,178	97,075	97,477	94,200	94,130
Long-term debt (1)	7,364	3,602	3,208	3,462	3,813
Stockholders' equity	16,952	16,899	17,051	16,873	17,039
Average balances—Continuing Operations
Loans, net of unearned income	$80,615	$79,175	$77,942	$77,182	$76,279
Assets	122,920	120,875	120,566	119,122	118,669
Deposits	97,166	97,100	95,783	94,024	93,971
Long-term debt (1)	6,112	2,903	3,371	3,618	3,820
Stockholders' equity	16,874	16,950	16,963	17,060	16,914

(1)	The third quarter of 2015 increase in long-term debt was primarily the result of FHLB advances with one to two year maturities.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Selected Ratios and Other Information

	As of and for Quarter Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Return on average assets from continuing operations*	0.79%	0.90%	0.74%	0.68%	1.00%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	8.65%	9.66%	7.91%	7.04%	10.74%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)(2)	66.8%	64.5%	64.9%	66.1%	62.7%
Common book value per share	$12.36	$12.06	$12.05	$11.81	$11.71
Tangible common book value per share (non-GAAP) (1)	$8.58	$8.37	$8.39	$8.18	$8.14
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.34%	9.52%	9.59%	9.66%	9.82%
Basel I Tier 1 common equity risk-based ratio (non-GAAP) (4)	N/A	N/A	N/A	11.7%	11.8%
Basel III common equity (3)	$11,438	$11,527	11,477	N/A	N/A
Basel III common equity Tier 1 ratio (3)	11.0%	11.3%	11.4%	N/A	N/A
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) (1)(3)(4)	10.7%	11.1%	11.2%	11.0%	11.2%
Tier 1 capital ratio (3)(4)(5)	11.7%	12.1%	12.2%	12.5%	12.7%
Total risk-based capital ratio (3)(4)(5)	14.0%	14.4%	14.6%	15.3%	15.5%
Leverage ratio (3)(4)(5)	10.4%	10.6%	10.6%	10.9%	11.0%
Effective tax rate (6)	30.7%	30.1%	28.7%	31.0%	32.1%
Allowance for loan losses as a percentage of loans, net of unearned income	1.38%	1.39%	1.40%	1.43%	1.54%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.41x	1.49x	1.37x	1.33x	1.41x
Net interest margin (FTE) from continuing operations*	3.13%	3.16%	3.18%	3.17%	3.18%
Loans, net of unearned income, to total deposits	83.4%	82.6%	80.3%	82.1%	81.4%
Net charge-offs as a percentage of average loans*	0.30%	0.23%	0.28%	0.42%	0.39%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	0.97%	0.94%	1.02%	1.07%	1.09%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.14%	1.13%	1.24%	1.28%	1.30%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (7)	1.40%	1.38%	1.51%	1.57%	1.61%
Associate headcount (8)	23,952	23,694	23,601	23,723	23,599
ATMs	1,966	1,960	1,966	1,997	1,995

Branch Statistics
Full service	1,549	1,549	1,551	1,584	1,589
Drive-thru/transaction service only	81	82	82	82	82
Total branch outlets	1,630	1,631	1,633	1,666	1,671

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 9 and 18.

(2)	Excluding $23 million of deposit administrative fee adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%.

(3)	Current quarter Basel III common equity as well as the Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(4)
Regions' regulatory capital ratios for periods prior to the first quarter of 2015 have not been revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects.

(5)
Beginning in the first quarter of 2015, Regions' regulatory capital ratios are calculated pursuant to the phase-in provisions of the Basel III capital rules. All prior period ratios were calculated pursuant to the Basel I capital rules.

(6)
The second quarter of 2015 includes an income tax benefit of approximately $7 million related to the conclusion of certain state and federal examinations. Excluding the impact of this benefit, the effective tax rate was 31.8%. The first quarter of 2015 includes an income tax benefit related to state deferred tax assets of approximately $10 million which reduced the Company's effective tax rate by approximately 300 basis points.

(7)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 13 for amounts related to these loans.

(8)
Reflects the number of active full-time and part-time associates as of the last pay period of the month. The full-time equivalent number of employees for the quarters ended September 30, 2015, June 30, 2015 and March 31, 2015 were 23,423, 23,155 and 23,062, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Interest income on:
Loans, including fees	$748	$728	$725	$736	$736
Securities—taxable	146	149	153	151	154
Loans held for sale	5	4	3	5	5
Trading account securities	—	1	3	1	—
Other interest-earning assets	2	1	2	1	2
Total interest income	901	883	886	894	897
Interest expense on:
Deposits	27	27	28	27	26
Short-term borrowings	—	1	—	1	—
Long-term borrowings	38	35	43	46	50
Total interest expense	65	63	71	74	76
Net interest income	836	820	815	820	821
Provision for loan losses	60	63	49	8	24
Net interest income after provision for loan losses	776	757	766	812	797
Non-interest income:
Service charges on deposit accounts	167	168	161	167	181
Card and ATM fees	93	90	85	86	85
Mortgage income	39	46	40	27	39
Securities gains, net	7	6	5	12	7
Other	191	280	179	182	185
Total non-interest income	497	590	470	474	497
Non-interest expense:
Salaries and employee benefits	470	477	458	456	456
Net occupancy expense	90	89	91	93	92
Furniture and equipment expense	77	76	71	74	73
Other	258	292	285	346	205
Total non-interest expense	895	934	905	969	826
Income from continuing operations before income taxes	378	413	331	317	468
Income tax expense	116	124	95	98	151
Income from continuing operations	262	289	236	219	317
Discontinued operations:
Income (loss) from discontinued operations before income taxes	(6)	(6)	(4)	(5)	5
Income tax expense (benefit)	(2)	(2)	(2)	(2)	2
Income (loss) from discontinued operations, net of tax	(4)	(4)	(2)	(3)	3
Net income	$258	$285	$234	$216	$320
Net income from continuing operations available to common shareholders	$246	$273	$220	$203	$297
Net income available to common shareholders	$242	$269	$218	$200	$300
Weighted-average shares outstanding—during quarter:
Basic	1,319	1,335	1,346	1,365	1,378
Diluted	1,326	1,346	1,358	1,377	1,389
Actual shares outstanding—end of quarter	1,304	1,331	1,343	1,354	1,379
Earnings per common share from continuing operations:
Basic	$0.19	$0.20	$0.16	$0.15	$0.22
Diluted	$0.19	$0.20	$0.16	$0.15	$0.21
Earnings per common share:
Basic	$0.18	$0.20	$0.16	$0.15	$0.22
Diluted	$0.18	$0.20	$0.16	$0.15	$0.22
Cash dividends declared per common share	$0.06	$0.06	$0.05	$0.05	$0.05
Taxable-equivalent net interest income from continuing operations	$855	$839	$832	$837	$837

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	9/30/2015			6/30/2015
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$3	$—	0.86%	$2	$—	0.86%
Trading account securities	111	—	1.13	112	1	1.06
Securities:
Taxable	24,560	146	2.36	24,658	149	2.43
Tax-exempt	1	—	—	2	—	—
Loans held for sale	492	5	3.58	463	4	3.44
Loans, net of unearned income:
Commercial and industrial	35,647	302	3.37	34,480	291	3.38
Commercial real estate mortgage—owner-occupied	7,768	99	5.04	7,921	97	4.89
Commercial real estate construction—owner-occupied	443	5	4.31	430	5	4.25
Commercial investor real estate mortgage	4,441	35	3.14	4,549	36	3.15
Commercial investor real estate construction	2,455	18	2.96	2,416	18	3.00
Residential first mortgage	12,649	123	3.86	12,471	121	3.91
Home equity	10,902	96	3.51	10,867	96	3.55
Indirect—vehicles	3,863	31	3.23	3,768	31	3.29
Indirect—other consumer	439	6	5.44	328	4	4.83
Consumer credit card	1,004	30	11.57	975	27	11.23
Other consumer	1,004	22	8.61	970	21	8.63
Total loans, net of unearned income	80,615	767	3.78	79,175	747	3.78
Other interest-earning assets	2,793	2	0.25	2,115	1	0.30
Total interest-earning assets	108,575	920	3.36	106,527	902	3.40
Allowance for loan losses	(1,111)			(1,097)
Cash and due from banks	1,687			1,706
Other non-earning assets	13,769			13,739
	$122,920			$120,875
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,182	2	0.13	$7,165	3	0.12
Interest-bearing checking	20,992	4	0.08	21,494	4	0.08
Money market	26,793	7	0.10	26,483	7	0.11
Time deposits	8,110	14	0.67	8,250	13	0.67
Total interest-bearing deposits (1)	63,077	27	0.17	63,392	27	0.17
Federal funds purchased and securities sold under agreements to repurchase	46	—	0.12	637	—	0.03
Other short-term borrowings	250	—	0.15	942	1	0.21
Long-term borrowings	6,112	38	2.45	2,903	35	4.83
Total interest-bearing liabilities	69,485	65	0.37	67,874	63	0.37
Non-interest-bearing deposits (1)	34,089	—	—	33,708	—	—
Total funding sources	103,574	65	0.25	101,582	63	0.25
Net interest spread			2.99			3.03
Other liabilities	2,472			2,343
Stockholders’ equity	16,874			16,950
	$122,920			$120,875
Net interest income/margin FTE basis		$855	3.13%		$839	3.16%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits.The rates for total deposit costs from continuing operations equal 0.11% and 0.11% for the quarters ended September 30, 2015 and June 30, 2015, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (Continued)

	Quarter Ended
	3/31/2015			12/31/2014			9/30/2014
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$21	$—	0.82%	$20	$—	0.86%	$4	$—	0.86%
Trading account securities	104	3	12.91	103	1	3.70	101	—	0.94
Securities:
Taxable	24,682	153	2.51	24,590	151	2.44	24,264	154	2.51
Tax-exempt	2	—	—	2	—	—	3	—	—
Loans held for sale	406	3	3.46	480	5	3.74	512	5	3.95
Loans, net of unearned income:
Commercial and industrial	33,418	287	3.48	32,484	289	3.54	31,255	285	3.61
Commercial real estate mortgage—owner-occupied	8,143	98	4.90	8,466	104	4.89	8,886	110	4.89
Commercial real estate construction—owner-occupied	422	4	4.22	367	4	4.23	351	4	4.12
Commercial investor real estate mortgage	4,629	36	3.15	4,837	37	3.05	5,071	39	3.08
Commercial investor real estate construction	2,236	17	3.04	2,032	17	3.17	1,876	15	3.27
Residential first mortgage	12,330	121	3.97	12,273	121	3.91	12,212	122	3.97
Home equity	10,885	97	3.61	10,939	100	3.60	10,999	99	3.59
Indirect—vehicles	3,708	31	3.37	3,627	31	3.41	3,504	30	3.39
Indirect—other consumer	237	2	3.96	203	2	3.54	203	2	3.50
Consumer credit card	977	28	11.73	975	28	11.23	952	27	11.33
Other consumer	957	21	8.81	979	20	8.20	970	19	7.88
Total loans, net of unearned income	77,942	742	3.86	77,182	753	3.87	76,279	752	3.91
Other interest-earning assets	2,974	2	0.28	2,408	1	0.30	3,287	2	0.28
Total interest-earning assets	106,131	903	3.45	104,785	911	3.45	104,450	913	3.47
Allowance for loan losses	(1,098)			(1,162)			(1,214)
Cash and due from banks	1,773			1,805			1,781
Other non-earning assets	13,760			13,694			13,652
	$120,566			$119,122			$118,669
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$6,878	2	0.14	$6,635	3	0.12	$6,639	1	0.12
Interest-bearing checking	21,769	5	0.09	21,003	5	0.10	20,944	5	0.10
Money market	26,381	7	0.11	25,752	7	0.11	26,348	7	0.11
Time deposits	8,500	14	0.65	8,683	12	0.58	8,856	13	0.56
Total interest-bearing deposits (1)	63,528	28	0.18	62,073	27	0.17	62,787	26	0.17
Federal funds purchased and securities sold under agreements to repurchase	1,685	—	0.05	1,872	1	0.09	1,796	—	0.06
Other short-term borrowings	161	—	0.19	163	—	0.20	—	—	—
Long-term borrowings	3,371	43	5.20	3,618	46	5.07	3,820	50	5.12
Total interest-bearing liabilities	68,745	71	0.42	67,726	74	0.43	68,403	76	0.44
Non-interest-bearing deposits (1)	32,255	—	—	31,951	—	—	31,184	—	—
Total funding sources	101,000	71	0.29	99,677	74	0.29	99,587	76	0.30
Net interest spread			3.03			3.02			3.03
Other liabilities	2,603			2,385			2,168
Stockholders’ equity	16,963			17,060			16,914
	$120,566			$119,122			$118,669
Net interest income/margin FTE basis		$832	3.18%		$837	3.17%		$837	3.18%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.12%, 0.11% and 0.11% for each of the quarters ended March 31, 2015, December 31, 2014, and September 30, 2014, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	3Q15 vs. 2Q15		3Q15 vs. 3Q14
Net income from continuing operations available to common shareholders (GAAP)	$246	$273	$220	$203	$297	$(27)	(9.9)%	$(51)	(17.2)%
Preferred dividends (GAAP) (1)	16	16	16	16	20	—	—%	(4)	(20.0)%
Income tax expense (GAAP)	116	124	95	98	151	(8)	(6.5)%	(35)	(23.2)%
Income from continuing operations before income taxes (GAAP)	378	413	331	317	468	(35)	(8.5)%	(90)	(19.2)%
Provision for loan losses (GAAP)	60	63	49	8	24	(3)	(4.8)%	36	150.0%
Pre-tax pre-provision income from continuing operations (non-GAAP) (2)	438	476	380	325	492	(38)	(8.0)%	(54)	(11.0)%
Other adjustments:
Securities gains, net	(7)	(6)	(5)	(12)	(7)	(1)	16.7%	—	—%
Insurance proceeds (3)	—	(90)	—	—	—	90	(100.0)%	—	NM
Leveraged lease termination gains, net	(6)	—	(2)	—	(9)	(6)	NM	3	(33.3)%
Professional, legal and regulatory expenses (4)	—	48	—	100	—	(48)	(100.0)%	—	NM
Branch consolidation, property and equipment charges (5)	1	27	22	10	—	(26)	(96.3)%	1	NM
Loss on early extinguishment of debt	—	—	43	—	—	—	NM	—	NM
Total other adjustments	(12)	(21)	58	98	(16)	9	(42.9)%	4	(25.0)%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP) (2)	$426	$455	$438	$423	$476	$(29)	(6.4)%	$(50)	(10.5)%

NM - Not Meaningful

(1)
Due to the timing of the second quarter 2014 preferred stock issuance, preferred dividends in the third quarter of 2014 reflect a longer coupon period. Total third quarter 2014 preferred dividends were approximately $4 million higher than the amount expected for future quarterly coupon periods based on the amount of preferred stock outstanding.

(2)
Both PPI from continuing operations and adjusted PPI from continuing operations include $23 million of deposit administrative fee adjustments to prior assessments recorded in the third quarter of 2015.

(3)	Insurance proceeds recognized in the second quarter of 2015 are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(4)
Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(5)	Charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	3Q15 vs. 2Q15		3Q15 vs. 3Q14
Service charges on deposit accounts	$167	$168	$161	$167	$181	$(1)	(0.6)%	$(14)	(7.7)%
Card and ATM fees	93	90	85	86	85	3	3.3%	8	9.4%
Investment management and trust fee income	49	51	51	50	47	(2)	(3.9)%	2	4.3%
Insurance commissions and fees	38	33	35	31	31	5	15.2%	7	22.6%
Mortgage income	39	46	40	27	39	(7)	(15.2)%	—	—%
Bank-owned life insurance	17	18	20	23	20	(1)	(5.6)%	(3)	(15.0)%
Capital markets fee income and other (1)	29	27	20	20	24	2	7.4%	5	20.8%
Commercial credit fee income	20	21	16	15	16	(1)	(4.8)%	4	25.0%
Securities gains, net	7	6	5	12	7	1	16.7%	—	—%
Investment services fee income	15	13	12	10	12	2	15.4%	3	25.0%
Net revenue from affordable housing	2	6	2	14	—	(4)	(66.7)%	2	NM
Insurance proceeds	—	90	—	—	—	(90)	(100.0)%	—	NM
Other	21	21	23	19	35	—	—%	(14)	(40.0)%
Total non-interest income from continuing operations	$497	$590	$470	$474	$497	$(93)	(15.8)%	$—	—%
Mortgage Income

	Quarter Ended
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	3Q15 vs. 2Q15		3Q15 vs. 3Q14
Production and sales	$30	$31	$27	$20	$25	$(1)	(3.2)%	$5	20.0%
Loan servicing	20	20	21	21	21	—	—%	(1)	(4.8)%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	(25)	28	(17)	(28)	1	(53)	(189.3)%	(26)	NM
MSRs hedge gain (loss)	25	(22)	17	22	1	47	(213.6)%	24	NM
MSRs change due to payment decay	(11)	(11)	(8)	(8)	(9)	—	—%	(2)	22.2%
MSR and related hedge impact	(11)	(5)	(8)	(14)	(7)	(6)	120.0%	(4)	57.1%
Total mortgage income	$39	$46	$40	$27	$39	$(7)	(15.2)%	$—	—%

Mortgage production - purchased	$1,057	$1,097	$743	$817	$961	$(40)	(3.6)%	$96	10.0%
Mortgage production - refinanced	364	505	527	351	324	(141)	(27.9)%	40	12.3%
Total mortgage production (2)	$1,421	$1,602	$1,270	$1,168	$1,285	$(181)	(11.3)%	$136	10.6%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	3Q15 vs. 2Q15		3Q15 vs. 3Q14
Investment management and trust fee income	$49	$51	$51	$50	$47	$(2)	(3.9)%	$2	4.3%
Insurance commissions and fees	38	33	35	31	31	5	15.2%	7	22.6%
Investment services fee income	15	13	12	10	12	2	15.4%	3	25.0%
Total wealth management income (3)	$102	$97	$98	$91	$90	$5	5.2%	$12	13.3%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•
Insurance commissions and fees increased in the third quarter of 2015 compared to the second quarter of 2015 partially due to the third quarter acquisition of an insurance team from Atlanta, Georgia that specializes in group employee benefits.

•	Insurance proceeds recognized in the second quarter of 2015 are related to the settlement of the previously disclosed 2010 class-action lawsuit.

•	Beginning in the second quarter of 2015, unused commitment fees are reported in commercial credit fee income. Prior period amounts remain in interest income.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Non-Interest Expense

	Quarter Ended
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	3Q15 vs. 2Q15		3Q15 vs. 3Q14
Salaries and employee benefits	$470	$477	$458	$456	$456	$(7)	(1.5)%	$14	3.1%
Professional, legal and regulatory expenses	25	71	19	134	36	(46)	(64.8)%	(11)	(30.6)%
Net occupancy expense	90	89	91	93	92	1	1.1%	(2)	(2.2)%
Furniture and equipment expense	77	76	71	74	73	1	1.3%	4	5.5%
Outside services	38	40	31	37	32	(2)	(5.0)%	6	18.8%
Marketing	24	25	26	24	23	(1)	(4.0)%	1	4.3%
Deposit administrative fee	46	15	22	20	20	31	206.7%	26	130.0%
Branch consolidation, property and equipment charges	1	27	22	10	—	(26)	(96.3)%	1	NM
Loss on early extinguishment of debt	—	—	43	—	—	—	NM	—	NM
Provision (credit) for unfunded credit losses	—	(2)	1	—	(24)	2	(100.0)%	24	(100.0)%
Credit/checkcard expenses	15	13	13	11	11	2	15.4%	4	36.4%
Other	109	103	108	110	107	6	5.8%	2	1.9%
Total non-interest expense from continuing operations	$895	$934	$905	$969	$826	$(39)	(4.2)%	$69	8.4%
_________
NM - Not Meaningful

Selected Non-Interest Expense Variance Analysis

•
Salaries and employee benefits decreased in the third quarter of 2015 compared to the second quarter of 2015. Although additional headcount drove an increase in base salaries, this was offset by lower performance based incentives.

•
Approximately $4 million of legal settlement expenses were recorded in the third quarter of 2015. Regions also recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

•	Outside services decreased in the third quarter of 2015 compared to the second quarter of 2015 primarily due to lower risk management and compliance related costs.

•
Deposit administrative fees increased in the third quarter of 2015 compared to the second quarter of 2015 due to an assessment expense of $23 million for adjustments related to prior assessments, while the second quarter of 2015 included a $6 million refund from over payments.

•	Branch consolidation, property and equipment charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, and Return Ratios
The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.
The following table also provides a calculation of “return on average tangible common stockholders’ equity”. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	3Q15 vs. 2Q15		3Q15 vs. 3Q14
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE- CONTINUING OPERATIONS
Non-interest expense (GAAP)		$895	$934	$905	$969	$826	$(39)	(4.2)%	$69	8.4%
Adjustments:
Professional, legal and regulatory expenses (1)		—	(48)	—	(100)	—	48	(100.0)%	—	NM
Branch consolidation, property and equipment charges (2)		(1)	(27)	(22)	(10)	—	26	(96.3)%	(1)	NM
Loss on early extinguishment of debt		—	—	(43)	—	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	A	$894	$859	$840	$859	$826	$35	4.1%	$68	8.2%
Net interest income (GAAP)		$836	$820	$815	$820	$821	$16	2.0%	$15	1.8%
Taxable-equivalent adjustment		19	19	17	17	16	—	—%	3	18.8%
Net interest income, taxable-equivalent basis	B	$855	$839	$832	$837	$837	$16	1.9%	$18	2.2%
Non-interest income (GAAP)	C	$497	$590	$470	$474	$497	$(93)	(15.8)%	$—	—%
Adjustments:
Securities gains, net		(7)	(6)	(5)	(12)	(7)	(1)	16.7%	—	—%
Insurance proceeds (3)		—	(90)	—	—	—	90	(100.0)%	—	NM
Leveraged lease termination gains, net		(6)	—	(2)	—	(9)	(6)	NM	3	(33.3)%
Adjusted non-interest income (non-GAAP)	D	$484	$494	$463	$462	$481	$(10)	(2.0)%	$3	0.6%
Total revenue, taxable-equivalent basis	B+C	$1,352	$1,429	$1,302	$1,311	$1,334	$(77)	(5.4)%	$18	1.3%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	B+D=E	$1,339	$1,333	$1,295	$1,299	$1,318	$6	0.5%	$21	1.6%
Adjusted efficiency ratio (non-GAAP) (4)	A/E	66.8%	64.5%	64.9%	66.1%	62.7%
Adjusted fee income ratio (non-GAAP)	D/E	36.2%	37.0%	35.7%	35.6%	36.5%

		Quarter Ended
($ amounts in millions)		9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	F	$242	$269	$218	$200	$300
Average stockholders' equity (GAAP)		$16,866	$16,946	$16,963	$17,074	$16,930
Less:
Average intangible assets (GAAP)		5,089	5,083	5,089	5,097	5,105
Average deferred tax liability related to intangibles (GAAP)		(169)	(171)	(172)	(176)	(182)
Average preferred stock (GAAP)		838	856	878	886	903
Average tangible common stockholders' equity (non-GAAP)	G	$11,108	$11,178	$11,168	$11,267	$11,104
Return on average tangible common stockholders' equity (non-GAAP)*	F/G	8.65%	9.66%	7.91%	7.04%	10.74%
________
*Annualized
NM - Not Meaningful

(1)
Regions recorded $50 million and $100 million of contingent legal and regulatory accruals during the second quarter of 2015 and the fourth quarter of 2014, respectively, related to previously disclosed matters. The fourth quarter of 2014 accruals were settled in the second quarter of 2015 for $2 million less than originally estimated and a corresponding recovery was recognized.

(2)
Branch consolidation, property and equipment charges in the second quarter of 2015 resulted from the transfer of land, previously held for future branch expansion, to held for sale based on changes in management's intent.

(3)	Insurance proceeds recognized in the second quarter of 2015 are related to the settlement of the previously disclosed 2010 class-action lawsuit.

(4)	Excluding $23 million of deposit administrative fee adjustments to prior assessments recorded in the third quarter of 2015, the adjusted efficiency ratio would have been 65.0%.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following table represents the unaudited condensed results for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Non-interest income:
Insurance proceeds	$—	$—	$—	$—	$19
Total non-interest income	—	—	—	—	19
Non-interest expense:
Professional and legal expenses	7	5	4	5	14
Other	(1)	1	—	—	—
Total non-interest expense	6	6	4	5	14
Income (loss) from discontinued operations before income tax	(6)	(6)	(4)	(5)	5
Income tax expense (benefit)	(2)	(2)	(2)	(2)	2
Income (loss) from discontinued operations, net of tax	$(4)	$(4)	$(2)	$(3)	$3
Weighted-average shares outstanding—during quarter (1):
Basic	1,319	1,335	1,346	1,365	1,378
Diluted	1,319	1,335	1,346	1,365	1,389
Earnings (loss) per common share from discontinued operations:
Basic	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$0.00
Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$0.00

_________

(1)	In a quarter where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Components:
Allowance for loan losses (ALL)	$1,115	$1,115	$1,098	$1,103	$1,178
Reserve for unfunded credit commitments	64	64	66	65	65
Allowance for credit losses (ACL)	$1,179	$1,179	$1,164	$1,168	$1,243

Provision for loan losses	$60	$63	$49	$8	$24
Provision (credit) for unfunded credit losses	—	(2)	1	—	(24)

Net loans charged-off:
Commercial and industrial	16	4	16	23	15
Commercial real estate mortgage—owner-occupied	3	3	1	11	12
Commercial real estate construction—owner-occupied	—	—	—	—	1
Total commercial	19	7	17	34	28
Commercial investor real estate mortgage	(2)	1	2	(2)	—
Commercial investor real estate construction	—	(2)	(2)	(1)	(1)
Total investor real estate	(2)	(1)	—	(3)	(1)
Residential first mortgage	6	4	3	6	6
Home equity—first lien	4	5	3	5	4
Home equity—second lien	7	7	7	11	9
Indirect—vehicles	6	5	6	7	6
Consumer credit card	7	8	8	8	8
Other consumer	13	11	10	15	15
Total consumer	43	40	37	52	48
Total	$60	$46	$54	$83	$75
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.18%	0.04%	0.20%	0.28%	0.19%
Commercial real estate mortgage—owner-occupied	0.14%	0.14%	0.05%	0.54%	0.52%
Commercial real estate construction—owner-occupied	(0.09)%	(0.03)%	(0.03)%	(0.02)%	1.65%
Total commercial	0.17%	0.06%	0.17%	0.33%	0.27%
Commercial investor real estate mortgage	(0.17)%	0.09%	0.17%	(0.11)%	(0.03)%
Commercial investor real estate construction	(0.15)%	(0.23)%	(0.40)%	(0.32)%	(0.16)%
Total investor real estate	(0.16)%	(0.02)%	(0.01)%	(0.17)%	(0.07)%
Residential first mortgage	0.17%	0.15%	0.10%	0.18%	0.22%
Home equity—first lien	0.24%	0.30%	0.19%	0.29%	0.25%
Home equity—second lien	0.62%	0.67%	0.58%	0.93%	0.73%
Indirect—vehicles	0.68%	0.50%	0.69%	0.77%	0.70%
Consumer credit card	3.01%	3.13%	3.43%	3.29%	3.30%
Other consumer	5.37%	4.27%	4.43%	5.92%	6.03%
Total consumer	0.59%	0.54%	0.53%	0.70%	0.67%
Total	0.30%	0.23%	0.28%	0.42%	0.39%
Non-accrual loans, excluding loans held for sale	$789	$751	$800	$829	$837
Non-performing loans held for sale	26	26	32	38	38
Non-accrual loans, including loans held for sale	815	777	832	867	875
Foreclosed properties	111	134	138	124	125
Non-performing assets (NPAs)	$926	$911	$970	$991	$1,000
Loans past due > 90 days (1)	$210	$197	$211	$222	$233
Accruing restructured loans not included in categories above (2)	$1,046	$1,150	$1,220	$1,260	$1,319
Credit Ratios:
ACL/Loans, net	1.45%	1.47%	1.49%	1.51%	1.62%
ALL/Loans, net	1.38%	1.39%	1.40%	1.43%	1.54%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.41x	1.49x	1.37x	1.33x	1.41x
Non-accrual loans, excluding loans held for sale/Loans, net	0.97%	0.94%	1.02%	1.07%	1.09%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.14%	1.13%	1.24%	1.28%	1.30%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.40%	1.38%	1.51%	1.57%	1.61%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 13 for amounts related to these loans.

(2)	See page 14 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	9/30/2015		6/30/2015		3/31/2015		12/31/2014		9/30/2014
Commercial and industrial	$350	0.97%	$297	0.84%	$298	0.89%	$252	0.77%	$199	0.62%
Commercial real estate mortgage—owner-occupied	233	3.01%	203	2.60%	216	2.68%	238	2.88%	278	3.20%
Commercial real estate construction—owner-occupied	3	0.81%	4	0.96%	3	0.63%	3	0.64%	2	0.56%
Total commercial	586	1.33%	504	1.16%	517	1.23%	493	1.19%	479	1.17%
Commercial investor real estate mortgage	39	0.89%	63	1.38%	85	1.89%	123	2.64%	133	2.69%
Commercial investor real estate construction	1	0.02%	2	0.08%	—	0.01%	2	0.09%	2	0.11%
Total investor real estate	40	0.57%	65	0.93%	85	1.23%	125	1.84%	135	1.98%
Residential first mortgage	67	0.53%	86	0.68%	101	0.81%	109	0.88%	117	0.96%
Home equity	96	0.88%	96	0.88%	97	0.90%	102	0.94%	106	0.97%
Total consumer	163	0.54%	182	0.61%	198	0.68%	211	0.72%	223	0.77%
Total non-accrual loans	$789	0.97%	$751	0.94%	$800	1.02%	$829	1.07%	$837	1.09%

Criticized and Classified Loans—Business Services (1)

	As of
						9/30/2015		9/30/2015
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	vs. 6/30/2015		vs. 9/30/2014
Special mention (2)	$1,416	$1,163	$1,097	$1,206	$1,297	$253	21.8%	$119	9.2%
Accruing classified loans	1,212	1,218	1,125	875	1,074	(6)	(0.5)%	138	12.8%
Non-accruing classified loans	626	569	602	618	614	57	10.0%	12	2.0%
Total	$3,254	$2,950	$2,824	$2,699	$2,985	$304	10.3%	$269	9.0%

(1)	Business services represents the combined total of commercial and investor real estate loans.

(2)	The third quarter of 2015 increase in business services special mention ("criticized") loans was driven by some weakening in a small number of larger loans primarily within the energy portfolio.

Home Equity Lines of Credit - Future Principal Payment Resets (3)

	As of 9/30/2015
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2015	$7	0.09%	$46	0.58%	$53
2016	26	0.33%	33	0.41%	59
2017	5	0.06%	10	0.13%	15
2018	14	0.18%	22	0.28%	36
2019	98	1.23%	87	1.09%	185
2020-2024	1,343	16.86%	1,228	15.42%	2,571
2025-2029	2,460	30.88%	2,584	32.44%	5,044
Thereafter	1	—%	2	0.02%	3
Total	$3,954	49.63%	$4,012	50.37%	$7,966

(3)
The balance of Regions' home equity portfolio was $10,947 million at September 30, 2015 consisting of $7,966 million of home equity lines of credit and $2,981 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	9/30/2015		6/30/2015		3/31/2015		12/31/2014		9/30/2014
Commercial and industrial	$16	0.05%	$23	0.06%	$27	0.08%	$23	0.07%	$57	0.18%
Commercial real estate mortgage—owner-occupied	41	0.53%	38	0.49%	30	0.37%	34	0.41%	38	0.44%
Commercial real estate construction—owner-occupied	1	0.18%	—	0.10%	—	—%	1	0.13%	2	0.71%
Total commercial	58	0.13%	61	0.14%	57	0.13%	58	0.14%	97	0.24%
Commercial investor real estate mortgage	24	0.54%	18	0.39%	9	0.19%	20	0.42%	38	0.78%
Commercial investor real estate construction	1	0.02%	—	0.01%	4	0.17%	—	—%	12	0.61%
Total investor real estate	25	0.35%	18	0.26%	13	0.18%	20	0.29%	50	0.73%
Residential first mortgage—non-guaranteed (1)	116	0.94%	124	1.02%	109	0.91%	139	1.17%	142	1.20%
Home equity	98	0.89%	84	0.77%	101	0.93%	111	1.02%	115	1.05%
Indirect—vehicles	52	1.33%	46	1.21%	41	1.10%	53	1.45%	47	1.33%
Indirect—other consumer	2	0.33%	1	0.14%	—	—%	—	—%	—	—%
Consumer credit card	11	1.13%	10	1.02%	11	1.14%	13	1.32%	13	1.29%
Other consumer	14	1.41%	14	1.42%	12	0.99%	17	1.45%	18	1.52%
Total consumer (1)	293	0.99%	279	0.95%	274	0.95%	333	1.16%	335	1.18%
Total accruing 30-89 days past due loans (1)	$376	0.47%	$358	0.45%	$344	0.44%	$411	0.53%	$482	0.63%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	9/30/2015		6/30/2015		3/31/2015		12/31/2014		9/30/2014
Commercial and industrial	$7	0.02%	$3	0.01%	$4	0.01%	$7	0.02%	$5	0.02%
Commercial real estate mortgage—owner-occupied	6	0.08%	2	0.02%	7	0.09%	5	0.06%	6	0.07%
Total commercial	13	0.03%	5	0.01%	11	0.03%	12	0.03%	11	0.03%
Commercial investor real estate mortgage	2	0.05%	1	0.01%	2	0.05%	3	0.06%	5	0.10%
Total investor real estate	2	0.03%	1	0.01%	2	0.03%	3	0.04%	5	0.07%
Residential first mortgage—non-guaranteed (2)	121	0.98%	109	0.89%	109	0.90%	122	1.03%	131	1.10%
Home equity	51	0.47%	61	0.55%	67	0.62%	63	0.57%	66	0.60%
Indirect—vehicles	8	0.20%	6	0.18%	6	0.16%	7	0.20%	6	0.18%
Consumer credit card	11	1.07%	11	1.10%	12	1.25%	12	1.21%	11	1.15%
Other consumer	4	0.40%	4	0.37%	4	0.31%	3	0.22%	3	0.26%
Total consumer (2)	195	0.66%	191	0.65%	198	0.69%	207	0.72%	217	0.76%
Total accruing 90+ days past due loans (2)	$210	0.26%	$197	0.25%	$211	0.27%	$222	0.29%	$233	0.31%

Total delinquencies (1) (2)	$586	0.73%	$555	0.70%	$555	0.71%	$633	0.82%	$715	0.94%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $23 million at 9/30/2015, $23 million at 6/30/2015, $18 million at 3/31/2015, $24 million at 12/31/14, and $21 million at 9/30/14.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $110 million at 9/30/2015, $103 million at 6/30/2015, $116 million at 3/31/2015, $125 million at 12/31/14, and $121 million at 9/30/14.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Current:
Commercial	$147	$202	$244	$244	$278
Investor real estate	145	194	227	281	304
Residential first mortgage	334	328	333	301	269
Home equity	309	317	316	320	326
Consumer credit card	2	2	2	2	2
Other consumer	13	14	15	16	17
Total current	950	1,057	1,137	1,164	1,196
Accruing 30-89 DPD:
Commercial	12	16	5	7	11
Investor real estate	6	5	7	9	24
Residential first mortgage	58	53	49	55	61
Home equity	19	18	21	23	25
Other consumer	1	1	1	2	2
Total accruing 30-89 DPD	96	93	83	96	123
Total accruing and <90 DPD	1,046	1,150	1,220	1,260	1,319
Non-accrual or 90+ DPD:
Commercial	118	93	104	93	145
Investor real estate	25	31	42	67	70
Residential first mortgage	88	90	96	112	122
Home equity	21	22	24	25	25
Total non-accrual or 90+DPD	252	236	266	297	362
Total TDRs - Loans	$1,298	$1,386	$1,486	$1,557	$1,681

TDRs - Held For Sale	14	18	19	29	13
Total TDRs	$1,312	$1,404	$1,505	$1,586	$1,694

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Total commercial TDRs	$277	$311	$353	$344	$434
Total investor real estate TDRs	176	230	276	357	398
Total consumer TDRs	845	845	857	856	849
Total TDRs - Loans	$1,298	$1,386	$1,486	$1,557	$1,681

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Assets:
Cash and due from banks	$1,726	$1,661	$1,737	$1,601	$1,770
Interest-bearing deposits in other banks	3,217	2,094	4,224	2,303	2,993
Federal funds sold and securities purchased under agreements to resell	65	—	65	100	20
Trading account securities	106	110	107	106	103
Securities held to maturity	2,001	2,067	2,129	2,175	2,222
Securities available for sale	22,714	22,672	22,879	22,580	22,379
Loans held for sale	453	511	491	541	504
Loans, net of unearned income	81,063	80,149	78,243	77,307	76,607
Allowance for loan losses	(1,115)	(1,115)	(1,098)	(1,103)	(1,178)
Net loans	79,948	79,034	77,145	76,204	75,429
Other interest-earning assets	93	70	83	89	112
Premises and equipment, net	2,122	2,147	2,174	2,193	2,192
Interest receivable	316	305	313	310	310
Goodwill	4,831	4,816	4,816	4,816	4,816
Residential mortgage servicing rights at fair value (MSRs)	241	268	239	257	277
Other identifiable intangible assets	263	268	272	275	287
Other assets	6,693	5,832	5,773	6,013	5,691
Total assets	$124,789	$121,855	$122,447	$119,563	$119,105
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$34,117	$33,810	$33,553	$31,747	$31,388
Interest-bearing	63,061	63,265	63,924	62,453	62,742
Total deposits	97,178	97,075	97,477	94,200	94,130
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	—	96	2,085	1,753	1,893
Other short-term borrowings	—	1,750	—	500	—
Total short-term borrowings	—	1,846	2,085	2,253	1,893
Long-term borrowings	7,364	3,602	3,208	3,462	3,813
Total borrowed funds	7,364	5,448	5,293	5,715	5,706
Other liabilities	3,295	2,433	2,626	2,775	2,230
Total liabilities	107,837	104,956	105,396	102,690	102,066
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	836	852	868	884	900
Common stock	13	14	14	14	14
Additional paid-in capital	18,019	18,355	18,604	18,767	19,069
Retained earnings (deficit)	(400)	(658)	(943)	(1,177)	(1,393)
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(139)	(287)	(115)	(238)	(174)
Total stockholders’ equity	16,952	16,899	17,051	16,873	17,039
Total liabilities and stockholders’ equity	$124,789	$121,855	$122,447	$119,563	$119,105

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Loans

	As of
						9/30/2015		9/30/2015
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	vs. 6/30/2015		vs. 9/30/2014
Commercial and industrial	$35,906	$35,347	$33,681	$32,732	$31,857	$559	1.6%	$4,049	12.7%
Commercial real estate mortgage—owner-occupied	7,741	7,797	8,043	8,263	8,666	(56)	(0.7)%	(925)	(10.7)%
Commercial real estate construction—owner-occupied	406	448	437	407	350	(42)	(9.4)%	56	16.0%
Total commercial	44,053	43,592	42,161	41,402	40,873	461	1.1%	3,180	7.8%
Commercial investor real estate mortgage	4,386	4,509	4,499	4,680	4,940	(123)	(2.7)%	(554)	(11.2)%
Commercial investor real estate construction	2,525	2,419	2,422	2,133	1,878	106	4.4%	647	34.5%
Total investor real estate	6,911	6,928	6,921	6,813	6,818	(17)	(0.2)%	93	1.4%
Residential first mortgage	12,730	12,589	12,418	12,315	12,264	141	1.1%	466	3.8%
Home equity—first lien	6,577	6,424	6,261	6,195	6,114	153	2.4%	463	7.6%
Home equity—second lien	4,370	4,475	4,593	4,737	4,854	(105)	(2.3)%	(484)	(10.0)%
Indirect—vehicles	3,895	3,782	3,701	3,642	3,543	113	3.0%	352	9.9%
Indirect—other consumer	490	383	272	206	202	107	27.9%	288	142.6%
Consumer credit card	1,016	992	966	1,009	964	24	2.4%	52	5.4%
Other consumer	1,021	984	950	988	975	37	3.8%	46	4.7%
Total consumer	30,099	29,629	29,161	29,092	28,916	470	1.6%	1,183	4.1%
Total Loans	$81,063	$80,149	$78,243	$77,307	$76,607	$914	1.1%	$4,456	5.8%

	Average Balances
($ amounts in millions)	3Q15	2Q15	1Q15	4Q14	3Q14	3Q15 vs. 2Q15		3Q15 vs. 3Q14
Commercial and industrial	$35,647	$34,480	$33,418	$32,484	$31,255	$1,167	3.4%	$4,392	14.1%
Commercial real estate mortgage—owner-occupied	7,768	7,921	8,143	8,466	8,886	(153)	(1.9)%	(1,118)	(12.6)%
Commercial real estate construction—owner-occupied	443	430	422	367	351	13	3.0%	92	26.2%
Total commercial	43,858	42,831	41,983	41,317	40,492	1,027	2.4%	3,366	8.3%
Commercial investor real estate mortgage	4,441	4,549	4,629	4,837	5,071	(108)	(2.4)%	(630)	(12.4)%
Commercial investor real estate construction	2,455	2,416	2,236	2,032	1,876	39	1.6%	579	30.9%
Total investor real estate	6,896	6,965	6,865	6,869	6,947	(69)	(1.0)%	(51)	(0.7)%
Residential first mortgage	12,649	12,471	12,330	12,273	12,212	178	1.4%	437	3.6%
Home equity—first lien	6,510	6,355	6,234	6,161	6,096	155	2.4%	414	6.8%
Home equity—second lien	4,392	4,512	4,651	4,778	4,903	(120)	(2.7)%	(511)	(10.4)%
Indirect—vehicles	3,863	3,768	3,708	3,627	3,504	95	2.5%	359	10.2%
Indirect—other consumer	439	328	237	203	203	111	33.8%	236	116.3%
Consumer credit card	1,004	975	977	975	952	29	3.0%	52	5.5%
Other consumer	1,004	970	957	979	970	34	3.5%	34	3.5%
Total consumer	29,861	29,379	29,094	28,996	28,840	482	1.6%	1,021	3.5%
Total Loans	$80,615	$79,175	$77,942	$77,182	$76,279	$1,440	1.8%	$4,336	5.7%

End of Period Loan Portfolio Balances by Percentage					As of
					9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Commercial and industrial					44.3%	44.1%	43.0%	42.4%	41.6%
Commercial real estate mortgage—owner-occupied					9.5%	9.7%	10.3%	10.7%	11.3%
Commercial real estate construction—owner-occupied					0.5%	0.6%	0.6%	0.5%	0.5%
Total commercial					54.3%	54.4%	53.9%	53.6%	53.4%
Commercial investor real estate mortgage					5.4%	5.6%	5.7%	6.0%	6.4%
Commercial investor real estate construction					3.1%	3.0%	3.1%	2.8%	2.5%
Total investor real estate					8.5%	8.6%	8.8%	8.8%	8.9%
Residential first mortgage					15.7%	15.7%	15.9%	15.9%	16.0%
Home equity—first lien					8.1%	8.0%	8.0%	8.0%	8.0%
Home equity—second lien					5.4%	5.6%	5.9%	6.1%	6.3%
Indirect—vehicles					4.8%	4.7%	4.7%	4.7%	4.6%
Indirect—other consumer					0.6%	0.5%	0.4%	0.3%	0.2%
Consumer credit card					1.3%	1.3%	1.2%	1.3%	1.3%
Other consumer					1.3%	1.2%	1.2%	1.3%	1.3%
Total consumer					37.2%	37.0%	37.3%	37.6%	37.7%
Total Loans					100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Deposits

	As of
						9/30/2015		9/30/2015
($ amounts in millions)	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	vs. 6/30/2015		vs. 9/30/2014
Customer Deposits
Interest-free deposits	$34,117	$33,810	$33,553	$31,747	$31,388	$307	0.9%	$2,729	8.7%
Interest-bearing checking	21,096	21,315	21,780	21,544	21,152	(219)	(1.0)%	(56)	(0.3)%
Savings	7,184	7,157	7,146	6,653	6,597	27	0.4%	587	8.9%
Money market—domestic	26,541	26,417	26,371	25,396	25,983	124	0.5%	558	2.1%
Money market—foreign	256	258	238	265	243	(2)	(0.8)%	13	5.3%
Low-cost deposits	89,194	88,957	89,088	85,605	85,363	237	0.3%	3,831	4.5%
Time deposits	7,784	8,118	8,389	8,595	8,767	(334)	(4.1)%	(983)	(11.2)%
Total Customer Deposits	96,978	97,075	97,477	94,200	94,130	(97)	(0.1)%	2,848	3.0%
Corporate Treasury Deposits
Time deposits	200	—	—	—	—	200	NM	200	NM
Total Deposits	$97,178	$97,075	$97,477	$94,200	$94,130	$103	0.1%	$3,048	3.2%

	Average Balances
($ amounts in millions)	3Q15	2Q15	1Q15	4Q14	3Q14	3Q15 vs. 2Q15		3Q15 vs. 3Q14
Customer Deposits
Interest-free deposits	$34,089	$33,708	$32,255	$31,951	$31,184	$381	1.1%	$2,905	9.3%
Interest-bearing checking	20,992	21,494	21,769	21,003	20,944	(502)	(2.3)%	48	0.2%
Savings	7,182	7,165	6,878	6,635	6,639	17	0.2%	543	8.2%
Money market—domestic	26,522	26,233	26,132	25,506	26,095	289	1.1%	427	1.6%
Money market—foreign	271	250	249	246	253	21	8.4%	18	7.1%
Low-cost deposits	89,056	88,850	87,283	85,341	85,115	206	0.2%	3,941	4.6%
Time deposits	7,958	8,250	8,500	8,683	8,856	(292)	(3.5)%	(898)	(10.1)%
Total Customer Deposits	97,014	97,100	95,783	94,024	93,971	(86)	(0.1)%	3,043	3.2%
Corporate Treasury Deposits
Time deposits	152	—	—	—	—	152	NM	152	NM
Total Deposits	$97,166	$97,100	$95,783	$94,024	$93,971	$66	0.1%	$3,195	3.4%

					As of
End of Period Deposits by Percentage					9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Customer Deposits
Interest-free deposits					35.1%	34.8%	34.4%	33.7%	33.3%
Interest-bearing checking					21.7%	22.0%	22.4%	22.9%	22.5%
Savings					7.4%	7.4%	7.3%	7.0%	7.0%
Money market—domestic					27.3%	27.2%	27.1%	27.0%	27.6%
Money market—foreign					0.3%	0.3%	0.2%	0.3%	0.3%
Low-cost deposits					91.8%	91.7%	91.4%	90.9%	90.7%
Time deposits					8.0%	8.3%	8.6%	9.1%	9.3%
Total Customer Deposits					99.8%	100.0%	100.0%	100.0%	100.0%
Corporate Treasury Deposits
Time deposits					0.2%	—%	—%	—%	—%
Total Deposits					100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital
The following tables provide the calculation of the end of period “tangible common stockholders’ equity” and "tangible common book value per share" ratios, a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), and the fully phased-in pro-forma of Basel III common equity Tier 1 (non-GAAP).

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions’ understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions’ current understanding of the final framework includes certain assumptions, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analysis and discussions with regulators continue. Because Regions is not currently subject to the fully-phased in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions’ disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Tangible Common Ratios—Consolidated
Stockholders’ equity (GAAP)		$16,952	$16,899	$17,051	$16,873	$17,039
Less:
Preferred stock (GAAP)		836	852	868	884	900
Intangible assets (GAAP)		5,094	5,084	5,088	5,091	5,103
Deferred tax liability related to intangibles (GAAP)		(168)	(170)	(173)	(172)	(181)
Tangible common stockholders’ equity (non-GAAP)	A	$11,190	$11,133	$11,268	$11,070	$11,217
Total assets (GAAP)		$124,789	$121,855	$122,447	$119,563	$119,105
Less:
Intangible assets (GAAP)		5,094	5,084	5,088	5,091	5,103
Deferred tax liability related to intangibles (GAAP)		(168)	(170)	(173)	(172)	(181)
Tangible assets (non-GAAP)	B	$119,863	$116,941	$117,532	$114,644	$114,183
Shares outstanding—end of quarter	C	1,304	1,331	1,343	1,354	1,379
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	9.34%	9.52%	9.59%	9.66%	9.82%
Tangible common book value per share (non-GAAP)	A/C	$8.58	$8.37	$8.39	$8.18	$8.14

($ amounts in millions)		9/30/2015	6/30/2015	3/31/2015
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)
Stockholder's equity (GAAP)		$16,952	$16,899	$17,051
Non-qualifying goodwill and intangibles		(4,913)	(4,902)	(4,910)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		41	183	1
Preferred stock (GAAP)		(836)	(852)	(868)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$11,244	$11,328	$11,274
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	$104,772	$102,479	$101,027
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	10.7%	11.1%	11.2%

(1)
Current quarter amounts and the resulting ratio are estimated. Regulatory capital measures for periods prior to the first quarter of 2015 were not revised to reflect the retrospective application of new accounting guidance related to investments in qualified affordable housing projects. As a result, those calculations have been removed from the table.

(2)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amounts included above are a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

•
Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

•
Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•
Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue.

•
Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
Our ability to obtain no regulatory objection (as part of the comprehensive capital analysis and review ("CCAR") process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.

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Our ability to comply with applicable capital and liquidity requirements (including the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

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The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

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Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly on our businesses.

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The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

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Our ability to identify and address cyber-security risks such as data security breaches, "denial of service" attacks, "hacking" and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; increased costs; losses; or adverse effects to our reputation.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

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The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

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The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies could materially affect how we report our financial results.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission.

Regions Financial Corporation and Subsidiaries
Financial Supplement to Third Quarter 2015 Earnings Release

Forward-Looking Statements (Continued)
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.
Regions’ Investor Relations contacts are List Underwood and Dana Nolan at (205) 581-7890; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.